UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2022

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendments to Chief Executive Officer Employment and Compensation Terms

On November 16, 2022 the Board of Directors approved amending the May 21, 2021 Employment and Compensation Agreement with the Company’s President, Chairman and Chief Executive Officer, Victor L.  Richey, in view of Mr. Richey’s announced retirement from those positions on December 31, 2022. Under the amended agreement, which is expected to be executed before the end of December, Mr. Richey will continue his employment with the title of Executive Chairman for a term ending not lat er than December 31, 2023. Also, as previously announced, Mr. Richey is expected to remain on the Board of Directors for an indefinite period during 2023.

The amended agreement is expected to provide that beginning January 1, 2023, Mr. Richey’s base salary will be reduced to an annual rate of $650,000, and that he will continue to participate in the Company’s cash incentive program subject to the 2023 performance metrics, with an initial annualized target cash incentive of $959,500 to be prorated for the quarter ending December 31, 2022, and with a reduced annualized target cash incentive of $487,500 to be prorated for the period beginning January 1, 2023 and ending with the termination of his employment.

The amended agreement is also expected to provide that in lieu of a fiscal 2023 Long-Term Equity Incentive (LTI) award, Mr. Richey will receive a one-time transition Restricted Share Unit (RSU) award at the beginning of 2023 for a number of shares valued at $1,500,000 divided by the Company’s closing stock price on the first trading day of January. This award will vest on December 31, 2023, subject to conditions similar to those under the Company’s standard annual RSU awards, and be distributed in shares at the beginning of 2024. Amounts equal to dividends paid on a like number of shares will accrue and be paid in cash on the distribution date.

Executive Officers – Long-Term Equity Incentive Awards

On November 16, 2022 the Human Resources and Compensation Committee of the Company’s Board of Directors approved the fiscal 2023 awards of Performance Share Units (PSUs) to the participants in the Company’s LTI program (other than Mr. Richey). The target number of shares in each PSU award equals the Committee-approved target values divided by the 15-day average trading price of the Company’s stock. The actual payout of the PSUs will be in shares, whose value at the time of payout may be greater or less than the target values. For the executive officers and Mr. Sayler, the threshold, target and maximum numbers of shares payable according to the performance criteria were as follows:

	PSU Target	PSU Payout Potential (Shares)
	Value as of	Threshold	Target	Maximum
Name and Title	Grant Date	(50%)	(100%)	(200%)
Bryan H. Sayler Incoming (1/1/23) Chief Executive Officer & President	$715,000	4,118	8,235	16,470
Christopher L. Tucker Senior Vice President & Chief Financial Officer	$285,000	1,642	3,283	6,566
David M. Schatz Senior Vice President, General Counsel & Secretary	$147,750	851	1,702	3,404

Other than the amounts, percentages of base salary and performance goals, the terms of the fiscal 2023 PSUs are substantially similar to those of the fiscal 2022 PSUs; they will vest after a three-year performance period beginning with fiscal 2023, at which time they will be converted into a currently undeterminable number of shares of Company common stock, which may be less than or greater than the number of PSUs awarded, within certain specified threshold and maximum limits, depending on the degree to which the Company has achieved one or more specified performance goals. If the performance is less than the threshold goal for a particular performance measure, there will be no payout of that portion of the PSUs dependent on that measure.

The Company performance measures for the fiscal 2023 PSUs are specified Committee-approved targets for EBITDA (60%) and Return on Invested Capital (40%), with the resulting number of shares subject to increase or decrease based on the Company’s Total Shareholder Return (TSR) over the performance period compared to the TSR of the companies in a peer group based on the S&P 600 Industrials Index. If the Company’s TSR is below the 25th percentile or above the 75th percentile, the resulting number of shares will be decreased by 20% or increased by 20%, respectively; if the Company’s TSR is above the 25th percentile and below the 75th percentile, no adjustment will be made.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Bylaws

On November 16, 2022 the Company’s Board of Directors approved amendments to the Company’s Bylaws to become effective January 1, 2023. The amendments:

•	Permit the Company to separate the offices of President and Chief Executive Officer from the position of Board Chair, by providing that the Board Chair and Vice Chair (if any) need not be corporate officers,
•	Make certain changes relating to the solicitation of proxies pursuant to and consistent with the SEC’s Universal Proxy Rules;
•	Add certain provisions regulating the conduct of meetings of shareholders, and
•	Update certain terminology and eliminate unnecessary verbiage.

A complete copy of the Bylaws as amended is attached as Exhibit 3.1, and a copy marked to indicate additions and deletions is attached as Exhibit 3.2.

Item 8.01	Other Events

On November 22, 2022, consistent with the common stock repurchase program adopted by the Board of Directors in August 2021, the Company extended for an additional year the 10b5-1 plan originally approved in November 2021. Under the terms of the extended plan, the Company’s purchasing agent J.P. Morgan Securities LLC will from time to time, when certain predetermined market price or market conditions specified in the plan are met, but independently and without specific direction or prior knowledge by the Company, purchase on behalf of the Company shares of the Company’s common stock, up to the specified aggregate maximum purchase price. These terms will permit repurchases to occur without violating the prohibitions of SEC Rule 10b-5, whether or not the Company itself has become aware of material non-public information at the time of the purchase.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit
3.1	Bylaws as amended and restated effective as of January 1, 2023
3.2	Bylaws as amended and restated effective as of January 1, 2023, marked to indicate changes
104	Cover Page Inline Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2022

ESCO TECHNOLOGIES INC.

By:	/s/Jeffrey D. Fisher
Jeffrey D. Fisher
Assistant General Counsel